UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant / X /
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/ /	Preliminary Proxy Statement.
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/ /	Soliciting Material under § 240.14a-12.

PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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Dear Shareholder:

I am contacting you to remind you to vote on important proposals that will be considered at your Fund’s Special Meeting of Shareholders, scheduled for October 6, 2023.

Saba Capital Management is an activist closed-end fund investor seeking to prevent the approval of the Fund’s management contracts. Should its efforts succeed, it could disrupt the operations of the Funds, leaving them without an investment adviser.

The Funds have a strong track record. See their objectives and strategy highlights below.

Regardless of the number of shares you own, it is important that your shares be represented at the meeting by voting your proxy.

If you’d like to view the full proxy statement, please visit https://www.putnam.com/static/pdf/email/CEF-proxy-statement.pdf. If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 877-536-1555, Monday through Friday between 9:00 a.m. and 10:00 p.m. Eastern Time.